UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 23, 2011

PEOPLE’S LIBERATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 S. Flower Street, 5th Floor, Los Angeles, CA 90015

 (Address of Principal Executive Offices/Zip Code)

(213) 745-2123
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities

On June 24, 2011, People’s Liberation and its wholly-owned subsidiary, Bell Rose, LLC (collectively, “Sellers”) entered into an Asset Purchase Agreement with Monto Holding (Pty) Limited (“Monto”).  Pursuant to the agreement, the Sellers sold to Monto a $750,000 receivable that is payable to the Sellers on October 26, 2011.  In addition, People’s Liberation issued a five year warrant to Monto to purchase 3,750,000 shares of its Common Stock at an exercise price of $0.20 per share.  In exchange for the rights to the receivable and the warrant, Monto paid to Sellers a purchase price of $722,916.  The Warrant was sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Monto represented that it is an “accredited investor” as defined in Regulation D.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Award of Stock Options to Patrick Chow, Chief Financial Officer

On June 23, 2011, Patrick Chow, the Company’s Chief Financial Officer, was awarded an option to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.15 per share pursuant to the Company’s 2005 Stock Incentive Plan.  The option has a term of ten years and vests with respect to 165,000 shares on May 1, 2012, and the remaining 335,000 shares vest monthly thereafter in equal installments through May 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s Liberation, Inc.

/s/ Patrick Chow

Date: June 29, 2011	Patrick Chow
Chief Financial Officer